Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated July 31, 1998 in this Form 8-K/A No. 1 on the combined statement of revenue and certain expenses of the Lazard Properties into the Company's previously filed Registration Statements on Form S-3 (file No. 333-20991, File No. 333-20999, File No. 333-56237, File No. 46647 and File No. 53359) and Forms
S-8 (File No. 333-14243, File No. 333-28427, and File No. 52957).


                                                             ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
October 19, 1998